SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event report) January 14, 2004

UNIVEST CORPORATION OF PENNSYLVANIA

(Exact name of registrant as specified in its charter)

PENNSYLVANIA

(State or Other Jurisdiction of Incorporation)

000-07617	23-1886144

(Commission File Number)	(IRS Employer Identification No.)

14 North Main Street, Souderton, Pennsylvania	18964

(Address of Principal Executive Offices)	(Zip Code)

(215) 721-2400

(Issuer’s telephone number, including area code)

N/A

(Former Name or Former Address, if Change Since Last Report)

     This Current Report on Form 8-K/A amends Item 4 of the Current 8-K filed with the Securities and Exchange Commission on January 14, 2004 to specify the date that Ernst & Young LLP was dismissed.

Item 4. Change in Registrant’s Certifying Accountant.

     On January 14, 2004, Univest Corporation of Pennsylvania (“Univest”) retained KPMG LLP (‘KPMG”) as its new independent accountants to audit Univest’s financial statements for the fiscal year ended December 31, 2004. Ernst & Young LLP (“E&Y”) was dismissed on January 14, 2004, but will continue to serve as its independent accountants for the fiscal year ending December 31, 2003. The decision to change independent accountants was approved by the Audit Committee of Univest.

     During each of the fiscal years ended December 31, 2001 and 2002 and subsequent interim period through the date of this filing, none of E&Y’s reports on the financial statements of Univest contained an adverse opinion or a disclaimer of opinion or was qualified or modified as to uncertainty, audit scope or accounting principle and there were no disagreements between Univest and E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement (s), if not resolved to the satisfaction of E&Y would have caused it to make reference to the subject matter of the disagreement (s) in connection with its reports. There were no “reportable events” as that term is defined in Item 304 (a)(1)(v) of Regulation S-K occurring within Univest in the two most recent fiscal years and the subsequent interim period through the date of this filing.

     During Univest’s two most recent fiscal years and, through the date of this filing, Univest has not consulted with KPMG regarding any of the matters or events set forth in Item 304 (a) (2) of Regulation S-K.

     Univest has provided E&Y with a copy of the foregoing disclosures and has requested that E&Y review such disclosures and provide a letter addressed to the Securities and Exchange Commission stating whether they agree with such statements. A copy of E&Y’s letter response to such request is attached hereto as Exhibit 16.

Item 7. Financial Statements and Exhibits

     (c) Exhibits

     16 Letter from E&Y to Securities and Exchange Commission dated February 4, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVEST CORPORATION OF PENNSYLVANIA, INC.

Dated: February 4, 2004	/s/ Marvin A. Anders

Marvin A. Anders
Chairman

Dated: February 4, 2004	/s/ Wallace H. Bieler

Wallace H. Bieler,
Sr. Executive Vice President and Chief Financial Officer